UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 11, 2011 (Date of earliest event reported)
Digirad Corporation (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50789 (Commission File Number)	33-0145723 (IRS Employer Identification Number)

13950 Stowe Drive, Poway, CA (Address of principal executive offices)		92064 (Zip Code)
(858) 726-1600 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 8, 2011, Digirad Corporation, or the Company, announced that Randy Weatherhead resigned as the Company's Senior Vice President of Product Sales and Marketing, effective immediately. The Company also announced that effective July 11, 2011, veteran medical sales executive Armando Jackson has replaced Mr. Weatherhead as the Senior Vice President of Product Sales of the Company.

Mr. Jackson has more than 25 years of experience in sales, sales leadership and sales management roles with a variety of healthcare businesses and consulting firms. Most recently, Mr. Jackson, 54, was President and Managing Director of Sol Associates, a consulting firm. From 2007-2009, Mr. Jackson was Chief Executive Officer of Peak Health Solutions, Inc., a healthcare services company. Previously, from 2004-2006, Mr. Jackson was Executive Vice President and General Manager of Alteer Corporation, a physician services company. Prior to joining Alteer, from 2003-2004, Mr. Jackson was Chief Operating Officer of Spryance Corporation, a startup medical transcription services company. Prior to this, Mr. Jackson worked at EDIX Corporation where he led fundamental changes in the sales strategy resulting in rapid revenue growth. Mr. Jackson has a Bachelor's degree in Economics from the University of California, Davis.

A copy of the press release announcing Mr. Jackson's appointment as Senior Vice President of Product Sales is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to his agreement with the Company, Mr. Jackson will be paid an annual base salary of $185,000. In addition, Mr. Jackson is eligible for an annual performance bonus of up to 85% of his annual base salary at target and he can earn an additional amount for performance above target, but in nowise shall the total performance bonus be more than 200% of the 85% amount. The specific details of Mr. Jackson's bonus will be conditioned upon the achievement of certain corporate and personal goals, which have yet to be determined.

Mr. Jackson will be paid a one-time cash incentive of $15,000, which will be paid ratably over the remainder of 2011. Mr. Jackson is also eligible to receive stock options to purchase 50,000 shares of the Company's common stock and 25,000 restricted stock units, each subject to the approval of the Company's board of directors.

Item 9.01. Financial Statements and Exhibits

Press Release dated July 11, 2011.

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Digirad Corporation dated July 11, 2011

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2011	DIGIRAD CORPORATION By: /s/ Todd Clyde Todd Clyde Chief Executive Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Digirad Corporation dated July 11, 2011